Exhibit 99.1

Leaf Group Ltd. Reports Third Quarter 2017 Results

•	Leaf Group Properties Reach Over 50 Million Average Monthly Unique Visitors in the U.S. during Q3
•	Q3 Marketplaces Revenue Grows 35% Year-over-Year
•	Q3 Livestrong.com Revenue Grows 28% Year-over-Year
•	Total Q3 Revenue of $33.5 Million

SANTA MONICA, CA – November 7, 2017 – Leaf Group Ltd. (NYSE: LFGR), a diversified Internet company comprised of several marketplace and media properties, today reported financial results for the third quarter ended September 30, 2017.

“Q3 was a very strong quarter for us, with total revenue increasing 19% year-over-year. Our media businesses continue to demonstrate positive momentum, with operating contribution up 18% year-over-year,” said Sean Moriarty, CEO of Leaf Group. “Marketplaces revenue was up 35% year-over-year, reflecting returns from ongoing investments in the business.”

,
Financial Summary
(In thousands, except per share amounts)

	Three months ended
	September 30,
	2017	2016
Marketplaces revenue	$22,493	$16,650
Media revenue	10,967	11,409
Total revenue	$33,460	$28,059

Net (loss) income	$(6,817)	$(8,349)

EPS - basic and diluted	$(0.33)	$(0.41)

Adjusted EBITDA(1)	$(1,887)	$(2,157)

Net cash provided by (used in) operating activities	$272	$(3,193)
Free cash flow(1)	$(1,309)	$(3,641)

(1)	These non-GAAP financial measures are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q3 2017 Financial Summary:

Leaf Group is comprised of two segments:  Marketplaces and Media.

For the third quarter of 2017:

•	Total revenue increased 19% year-over-year due to a 35% increase in Marketplaces revenue, partially offset by a 4% decline in Media revenue.
•	Marketplaces revenue grew 35% year-over-year driven by the acquisition of Deny Designs, new product introductions and pricing optimization on Society6.

•

Media revenue declined 4% year-over-year driven primarily by the wind down of our lower-margin custom content business in Q2 2016 and the disposition of non-core media properties in prior periods. On a pro forma basis eliminating the impact of the dispositions of non-core media properties, Media revenue decreased 2% year-over-year.

•

Adjusted EBITDA was $(1.9) million for the quarter, primarily reflecting increased marketing expenses and additional headcount across the Marketplaces segment, partially offset by lower costs in the Media segment.

•	Cash and cash equivalents was $33.0 million at period end with no debt outstanding.

Business Highlights:

•

On a consolidated basis, Leaf Group’s properties reached over 50 million average monthly unique visitors in the U.S. during Q3, including more than 36 million average monthly mobile visitors (source: Jul – Sep 2017 U.S. comScore).

•

Society6 revenue grew 20% year-over-year in Q3 driven by pricing optimization and improved returns on marketing investment that contributed to increased transactions and higher conversion rates.  Society6 has continued to focus on customer acquisition and retention, with new customer growth of 15% year-over-year and repeat customer growth of 34% year-over-year in Q3.

•

Saatchi Art, inclusive of The Other Art Fair, saw revenue grow 23% year-over-year in Q3,  driven by a higher commission rate on Saatchi Art and increased transactions.  In September 2017, Saatchi Art launched Limited by Saatchi Art, a curated selection of exclusive limited edition prints by emerging artists,  complementing the existing offering of original works.

•

The Media business has substantially completed its strategic shift to launch category-specific media properties leveraging topics and content from eHow. The Media business is beginning to see positive traction from this strategic shift, with total traffic to our premium sites up 12% year-over-year.  Livestrong.com continues to demonstrate strong revenue and traffic growth, with revenue up 28%  in Q3 on a year-over-year basis, driven by a  19% increase in visits and improved monetization yields.

Operating Metrics:

	Three months ended
	September 30,
	2017	2016	% Change
Marketplaces Metrics:(1)
Number of Transactions(2)	380,766	282,960	35%
Average Revenue per Transaction(3)	$58.85	$58.56	-%

Media Metrics:(4)
Visits(5) (in thousands)	693,945	651,545	7%
Revenue per Visit (RPV)(6)	$15.80	$17.51	(10)%
Video Views(7) (in thousands)	195,440	176,445	11%

Social Metrics (in thousands):
Social Media Followers - Marketplaces(1)(8)	2,618	1,913	37%
Social Media Followers - Media(8)	14,617	12,596	16%

(1)

Marketplaces Metrics and Social Media Followers for prior periods have been revised to conform to current period presentation to include The Other Art Fair acquired in July 2016 and Deny Designs acquired in May 2017.

(2)

Number of transactions is defined as the total number of transactions successfully completed by a customer during the applicable period, excluding certain transactions generated by The Other Art Fair that relate to the hosting of the art fairs, such as sales of leased space to artists, sponsorships and tickets.

(3)

Average revenue per transaction is calculated by dividing total revenue, excluding certain revenue generated by The Other Art Fair that relate to the hosting of the art fairs, such as fees paid by artists for leased space, fees paid for sponsorship opportunities and fair ticket sales, by the number of transactions initiated in that period.

(4)	Media Metrics include visits and revenue generated by non-core media properties prior to their respective disposition dates and are not adjusted to be shown on a pro forma basis.
(5)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated properties and/or (b) one of its partners’ properties, to the extent that the visited partner web pages are hosted by the company. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(6)	RPV is defined as Media revenue per one thousand visits.
(7)

Video Views are defined as the total number of views of all of the company’s Media videos on Facebook and YouTube, or on Leaf Group sites or third party sites via YouTube or any other embedded video player, during the applicable period. The company includes in this metric (i) views of videos published by any of the company’s Media properties, including Livestrong.com, eHow, category-specific sites and international sites; and (ii) videos viewed on multiple YouTube channels affiliated with the company’s properties.

(8)

Social Media Followers are defined as the sum of all Facebook, Pinterest, Instagram and Twitter followers, as well as all YouTube subscribers, across the company’s Marketplaces or Media properties, as applicable, as of the last day of the relevant period. Social Media Followers includes subscribers for multiple YouTube channels affiliated with the company’s properties. Individuals are counted more than once if they follow multiple properties or the same property on multiple platforms, or if they subscribe to multiple YouTube channels.

Conference Call and Webcast Information

Leaf Group will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 833-287-0803 (U.S./CAN) or 647-689-4462 (International) and reference conference ID 4788128. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Leaf Group’s corporate website at http://ir.leafgroup.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the company’s financial statements. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as the company’s management and in comparing operating results across periods and to those of Leaf Group’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. In addition to the non-GAAP financial measures presented in this press release, the company is also providing certain pro forma financial information to reflect the dispositions of the Cracked business and certain other non-strategic properties. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation and acquisition, disposition and realignment costs. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The company defines Segment Operating Contribution as net income (loss) excluding corporate or unallocated expenses, interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, and stock-based compensation. Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash flows from acquisition, disposition and realignment activities; capital expenditures to acquire property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Leaf Group

Leaf Group Ltd. (NYSE: LFGR) is a diversified Internet company that builds platforms across its marketplaces (Society6, Saatchi Art, Deny Designs and The Other Art Fair) and various media properties (including Livestrong.com, eHow and Cuteness) to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Leaf Group’s diverse advertising offerings help brands and publishers find innovative ways to engage with their customers. For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this press release include statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and our future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2016 filed with the Securities and Exchange Commission (http://www.sec.gov) on February 23, 2017, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the company’s ability to successfully drive and increase traffic to its marketplaces and media properties; the company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the impact of increasing mobile usage on the company’s marketplace businesses;  changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!;  the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the potential impact on advertising based revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the impact of certain changes made to the business model for the company’s media properties, including the ability to successfully launch, manage and grow new vertically focused web properties; our ability to effectively integrate, manage, operate and grow our recently acquired Deny Designs marketplace business; the company’s dependence on material agreements with a specific business partner for a significant portion of its advertising revenue; the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor and Media Contact:
Jeff Misthal SVP, Finance (310) 656-6253 IR@leafgroup.com Shawn Milne Investor Relations (415) 264-3419 shawn.milne@leafgroup.com

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
Product revenue	$20,908	$15,371	$50,841	$39,840
Service revenue	12,552	12,688	38,422	39,623
Total revenue	33,460	28,059	89,263	79,463
Operating expenses:
Product costs (exclusive of amortization of intangible assets shown separately below)(1)	15,385	9,791	37,456	26,588
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	4,993	5,370	15,881	19,887
Sales and marketing(1)(2)	6,973	6,031	20,893	19,610
Product development(1)(2)	4,558	4,652	14,337	15,614
General and administrative(1)(2)	7,056	7,498	21,933	23,450
Amortization of intangible assets	1,313	3,100	4,547	9,246
Total operating expenses	40,278	36,442	115,047	114,395
Loss from operations	(6,818)	(8,383)	(25,784)	(34,932)
Interest income	66	35	148	60
Interest expense	(2)	(2)	(5)	(2)
Other (expense) income, net	(6)	(31)	(9)	39,131
(Loss) income before income taxes	(6,760)	(8,381)	(25,650)	4,257
Income tax (expense) benefit	(57)	32	(150)	(48)
Net (loss) income	$(6,817)	$(8,349)	$(25,800)	$4,209

Net (loss) income per share
Basic	$(0.33)	$(0.41)	$(1.27)	$0.21
Diluted	$(0.33)	$(0.41)	$(1.27)	$0.21

Weighted average number of shares
Basic	20,745	20,236	20,363	20,279
Diluted	20,745	20,236	20,363	20,511
__________________

(1) Depreciation expense included in the above line items:
Product costs	$16	$-	$31	$-
Service costs	725	603	2,174	2,931
Sales and marketing	9	12	27	38
Product development	22	32	68	105
General and administrative	664	700	1,968	2,715
Total depreciation	$1,436	$1,347	$4,268	$5,789

(2) Stock-based compensation included in the above line items:
Service costs	$155	$142	$453	$1,054
Sales and marketing	209	145	586	586
Product development	475	290	1,352	1,206
General and administrative	1,343	1,103	4,035	3,272
Total stock-based compensation	$2,182	$1,680	$6,426	$6,118

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$33,039	$50,864
Accounts receivable, net	7,089	6,849
Prepaid expenses and other current assets	2,420	8,139
Total current assets	42,548	65,852
Property and equipment, net	11,833	11,503
Intangible assets, net	11,559	11,273
Goodwill	17,146	11,167
Other assets	1,308	1,457
Total assets	$84,394	$101,252

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,710	$2,451
Accrued expenses and other current liabilities	14,764	15,017
Deferred revenue	1,971	2,180
Total current liabilities	19,445	19,648
Deferred tax liability	176	108
Other liabilities	3,322	1,746
Total liabilities	22,943	21,502
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	520,620	513,139
Treasury stock	(35,706)	(35,641)
Accumulated other comprehensive loss	(27)	(112)
Accumulated deficit	(423,438)	(397,638)
Total stockholders’ equity	61,451	79,750
Total liabilities and stockholders’ equity	$84,394	$101,252

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities
Net (loss) income	$(6,817)	$(8,349)	$(25,800)	$4,209
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,749	4,447	8,815	15,035
Deferred income taxes	59	(33)	68	(33)
Stock-based compensation	2,182	1,680	6,426	6,118
Gain on disposal of businesses and online properties	—	—	—	(39,149)
Other	4	(92)	(44)	10
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	(96)	113	319	3,231
Prepaid expenses and other current assets	(194)	(809)	1,021	(180)
Other long-term assets	57	65	25	48
Accounts payable	652	(352)	(548)	(372)
Accrued expenses and other liabilities	1,462	(351)	(1,557)	(2,730)
Deferred revenue	214	488	(236)	335
Net cash provided by (used in) operating activities	272	(3,193)	(11,511)	(13,478)
Cash flows from investing activities
Purchases of property and equipment	(1,480)	(1,204)	(3,718)	(3,743)
Purchases of intangible assets	(114)	(116)	(235)	(120)
Cash received from disposal of businesses and online properties, net of cash disposed	3,900	194	4,285	36,100
Cash paid for acquisitions, net of cash acquired	—	(1,413)	(6,304)	(1,413)
Restricted deposits	—	—	742	136
Other	3	30	6	78
Net cash provided by (used in) investing activities	2,309	(2,509)	(5,224)	31,038
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	416	135	1,941	226
Repurchases of common stock	—	(3,515)	(65)	(3,515)
Taxes paid on net share settlements of restricted stock units	(394)	(138)	(2,761)	(1,132)
Cash paid for acquisition holdback	—	—	(119)	—
Other	(17)	(15)	(49)	(15)
Net cash provided by (used in) financing activities	5	(3,533)	(1,053)	(4,436)
Effect of foreign currency on cash and cash equivalents	(17)	—	(37)	(2)
Change in cash and cash equivalents	2,569	(9,235)	(17,825)	13,122
Cash and cash equivalents, beginning of period	30,470	60,927	50,864	38,570
Cash and cash equivalents, end of period	$33,039	$51,692	$33,039	$51,692

Leaf Group Ltd. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Adjusted EBITDA:
Net (loss) income	$(6,817)	$(8,349)	$(25,800)	$4,209
Add (deduct):
Income tax expense (benefit)	57	(32)	150	48
Interest (income) expense, net	(64)	(33)	(143)	(58)
Other expense (income), net(1)	6	31	9	(39,131)
Depreciation and amortization(2)	2,749	4,447	8,815	15,035
Stock-based compensation(3)	2,182	1,680	6,426	6,118
Acquisition, disposition and realignment costs(4)	—	99	299	1,396
Adjusted EBITDA	$(1,887)	$(2,157)	$(10,244)	$(12,383)

Free Cash Flow:
Net cash provided by (used in) operating activities	$272	$(3,193)	$(11,511)	$(13,478)
Purchases of property and equipment	(1,480)	(1,204)	(3,718)	(3,743)
Purchases of intangible assets	(114)	(116)	(235)	(120)
Acquisition, disposition and realignment cash flows(4)	13	872	371	1,704
Free Cash Flow	$(1,309)	$(3,641)	$(15,093)	$(15,637)

(1)	Primarily consists of income from the disposition of certain businesses, including Cracked, and non-core media properties.
(2)

Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(3)	Represents the expense related to stock-based awards granted to employees, as included in the company’s GAAP results of operations.
(4)

Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

Leaf Group Ltd. and Subsidiaries

Reconciliation of Segment Disclosure

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Segment Revenue:
Marketplaces	$22,493	$16,650	$56,061	$43,521
Media	10,967	11,409	33,202	35,942
Total revenue	$33,460	$28,059	$89,263	$79,463

Segment Operating Contribution:
Marketplaces(1)	$(376)	$793	$(3,523)	$730
Media(1)	4,779	4,053	12,792	6,857
Add (deduct):
Corporate expenses(2)	(6,290)	(7,102)	(19,812)	(21,366)
Acquisition, disposition and realignment costs(3)	—	99	299	1,396
Adjusted EBITDA	$(1,887)	$(2,157)	$(10,244)	$(12,383)

Reconciliation to consolidated pre-tax income (loss):
Adjusted EBITDA	$(1,887)	$(2,157)	$(10,244)	$(12,383)
Add (deduct):
Interest income (expense), net	64	33	143	58
Other income (expense), net(4)	(6)	(31)	(9)	39,131
Depreciation and amortization(5)	(2,749)	(4,447)	(8,815)	(15,035)
Stock-based compensation(6)	(2,182)	(1,680)	(6,426)	(6,118)
Acquisition, disposition and realignment costs(3)	—	(99)	(299)	(1,396)
(Loss) income before income taxes	$(6,760)	$(8,381)	$(25,650)	$4,257

(1)

Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expenses); and (e) income taxes.

(2)

Corporate expenses include operating expenses that are not directly attributable to the operating segments, including: corporate information technology, marketing and general and administrative support functions and also excludes the following:  (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expenses); and (e) income taxes.

(3)

Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

(4)	Primarily consists of income from the disposition of certain businesses, including Cracked, and non-core media properties.

(5)

Represents depreciation expense of our long-lived tangible assets and amortization expense of our finite-lived intangible assets, including amortization expense related to our investment in media content assets, included in our GAAP results of operations.

(6)	Represents the expense related to stock-based awards granted to employees as included in our GAAP results of operations.

Leaf Group Ltd. and Subsidiaries

Reconciliations of Pro Forma Financial Measures

(In thousands)

	Three months ended September 30, 2017			Nine months ended September 30, 2017
	Revenue	Pro Forma Adjustments	Pro Forma Revenue	Revenue	Pro Forma Adjustments	Pro Forma Revenue
Revenue - Pro Forma:
Marketplaces	$22,493	$—	$22,493	$56,061	$—	$56,061
Media	10,967	—	10,967	33,202	—	33,202
Total Revenue	$33,460	$—	$33,460	$89,263	$—	$89,263

	Three months ended September 30, 2016			Nine months ended September 30, 2016
	Revenue	Pro Forma Adjustments(1)	Pro Forma Revenue	Revenue	Pro Forma Adjustments(1)	Pro Forma Revenue
Marketplaces	$16,650	$—	$16,650	$43,521	$—	$43,521
Media	11,409	(170)	11,239	35,942	(2,660)	33,282
Total Revenue	$28,059	$(170)	$27,889	$79,463	$(2,660)	$76,803

(1) Represents revenue associated with the divested Cracked business and certain other divested non-strategic properties.